Exhibit (a)(1)

PERMAL HEDGE STRATEGIES FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Permal Hedge Strategies Fund

THIRD: The address of the Trust’s principal office in the State of Maryland is 100 International Drive, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are Dana N. Pescosolido, c/o Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury, that to the best of his knowledge and belief, the facts stated herein are true.

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IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 8th day of November, 2011.

/s/ R. Jay Gerken R. Jay Gerken, as Trustee 620 Eighth Avenue New York, New York 10018

Dana N. Pescosolido

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

November 8, 2011

To: State Department of Assessments and Taxation of Maryland

Ladies and Gentlemen:

The undersigned, Dana N. Pescosolido, hereby consents to serve as resident agent for Permal Hedge Strategies Fund.

/s/ Dana N. Pescosolido Dana N. Pescosolido